Exhibit 10.20

Loan Agreement

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into in this 25 day of May, 2022 (“Effective Date”), by and between TRUGOLF, INC., a Utah corporation, its successors and assigns (the “Company”), and Ronin Equity Partners, Inc., a Texas corporation (the “Lender”).

RECITALS

WHEREAS, the Company is in need of capital for Initial Public Offering related expenses and the Lender has agreed to provide up to $300,000.00 of such capital according to the terms hereof; and

WHEREAS, the Lender and Company are entering into this Agreement to establish terms by which the Lender, in their sole discretion, may fund Loans, as set forth herein and therein the related Note, described below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by the Lender and Company (each “party” and, collectively, “parties”), the parties hereby agree as follows:

1. LOANS; PROMISSORY NOTE. The Lender shall loan the Company up to $300,000 (the “Principal Amount”) with a 15% original issuance discount, pursuant to the terms hereof; provided, nothing herein or otherwise shall obligate Lender to make any future loans to the Company. All sums advanced pursuant to the terms of this Agreement (a “Loan”) shall be evidenced by a separate 10% convertible promissory note (the “Note”), in substantially the form set forth as Exhibit A hereto. The Note shall be convertible into shares of the Company’s common stock (the “Common Stock”) pursuant to the terms contained in the Note. All covenants, conditions and agreements contained herein are made a part of the Note, unless modified therein.

a. Unless stated otherwise in the Note, the Note will automatically mature nine (9) months from the effective date of the applicable Note.

b. All sums advanced pursuant to this Agreement shall bear simple interest from the date the Loan is made until paid in full at an interest rate of ten percent (10%) per annum. The accrued interest shall not compound and will be calculated on the basis of a 360-day year. Interest shall be paid by the Company quarterly. In the Event of a Default (as defined in the Note), the Note will bear simple interest at an annual rate of 18%, which shall become the new rate of interest on this Note.

2. WARRANTS. Upon signing this Agreement at Effective Date, the Company shall simultaneously issue to the Lender at the Effective Date, a warrant in substantially the form annexed hereto as Exhibit B (the “Warrant”) to purchase an aggregate of 350,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.00 per share (the “Exercise Price”). The Warrant shall be cashless exercisable for a period of five (5) years from the issue date specified on the face of such Warrant until and unless the underlying commons shares are registered by the Company in an effective registration statement as set forth in Section 8 (the “Registration Statement”), and such Registration Statement stays effective, in which event the Warrants shall be exercisable only on a cash basis. The Warrants shall have Down Round Protection meaning that prior to exercise, if at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Lender, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the Company sells Common Stock at $1.00 per share at any time after the date hereof but prior to exercise, then the Exercise Price of Lender’s Warrant Shares would be adjusted to $1.00. Notwithstanding, the Exercise Price may not exceed $2.00 per share in any case.

Loan Agreement

The issuance of Purchase Rights shall not constitute a Down Round for purposes of this Agreement in the event of: (i) the exercise or issuance of stock options or the conversion of convertible securities in each case issued to employees and directors of the Company pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (ii) a dividend or distribution payable to holders of capital stock of the Company; (iii) a subdivision (by stock split, recapitalization or otherwise) of outstanding shares of the Company into a greater number of shares; or (iv) the issuance of shares pursuant to a currently outstanding security. Each of these events shall be an “Exempt Issuance”.

3. MANDATORY EXERCISE. The Warrant shall be exercised to shares of common stock of the Company at the Exercise Price when the Company’s common stock closes at a price of $4.00 per share or higher for a period of 30 consecutive trading days and if the Registration Statement covering the shares underlying the Warrants is still effective, subject to the limit of Warrant Holder’s beneficial ownership set forth in the Warrant Agreement.

4. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, without any penalty. In the event of prepayment, the Lender shall retain the Warrants.

5. ALLOWANCE FOR LEGAL FEE. There will be a $10,000 allowance for Lender’s legal fees paid by the Company and deducted from Lender’s payment.

6. REGISTRATION RIGHTS. If, after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Warrant Holder written notice of such determination and, unless the Warrant Holder objects to the registration of the Warrant Shares or any part thereof in writing within ten (10) calendar days after receipt of such notice, the Company shall include in such registration statement all of the Warrant Shares, subject to customary cutbacks applicable to all holders of registration rights. To the extent not all of the Warrant Shares may be included for registration in the registration statement, as a result of the Commission’s application of Rule 415 under the 1933 Act, priority in such registration statement will be given to the other Common Stock included therein in preference to the Warrant Shares except no preference shall be given to shares held by affiliates. The obligations of the Company under this Section may be waived by the Warrant Holder. Notwithstanding anything to the contrary herein, the registration rights granted to the Warrant Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Rule 144 of the 1933 Act.

7. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Company represents and warrants to Lender as follows:

a. Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

Loan Agreement

b. Non-Shell Status. The Company is not now or ever been a shell as that term is defined in Rule 405 of the Securities Act.

c. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Note, and the Warrants (all such documents together with all amendments, schedules, exhibits, annexes, supplements and related items, to each such document shall hereinafter be collectively referred to as, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated in, have been duly and validly authorized by all necessary corporate action. The Transaction Documents, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

d. Disclosure. None of the Transaction Documents nor any other document, certificate or instrument furnished to the Lender by or on behalf of the Company in connection with the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

e. Adequate Shares. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the respective Warrants and Note.

f. Periodic Filings. The Company at all times will remain current in its reporting requirements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and maintain its continued listing of the Company’s common stock on NASDAQ Global Market.

g. Additional Issuances. Except for the transactions contemplated by the Transaction Documents, the Company, for a period of twelve (12) months from the date hereof, will not issue, grant or sell any security with a variable conversion or exercise rate.

8. REPRESENTATIONS AND WARRANTIES BY LENDER. Lender, by the acceptance of this Note, represents and warrants to Company as follows:

a. Lender is acquiring the Note with the intent to hold as an investment and not with a view of distribution.

b. Lender is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Lender has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Note, and has no need for liquidity in such investment. Lender, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Lender, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Note.

Loan Agreement

c. Lender acknowledges and agrees that it is purchasing the Note hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

9. LIQUIDATED DAMAGES.

a. Upon receipt by the Company of a written request from Lender to convert any amount due under any Note or to exercise any portion of any Warrant, subject to any limitations on conversion or exercise contained in any Note and/or Warrant, the Company shall have three (3) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares, the Company shall pay to Lender in immediately available funds $1,000.00 per business day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued or, at the option of Lender, may be added to the principal under any Note. The Company agrees that the right to convert the Note or exercise its Warrants is a valuable right to Lender and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Lender due to any such breach. The parties agree that this Section is not intended to in any way limit Lender’s right to pursue other remedies, including actual damages and/or equitable relief.

b. The Company and Lender hereto acknowledge and agree that the sums payable as Liquidated Damages under subsection 9(a) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Lender, including the right to call a default under the Securities Purchase Agreement.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a registration statement, (iii) one of the reasons for the Company and the Lender reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Lender are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

10. CONVERSION COSTS. The Company agrees to reimburse Lender’s certificate processing cost by adding $1,500 to the principal for each note conversion effected by Lender.

11. EVENTS OF DEFAULT. An event of default will occur if any of the following circumstances occur (each an “Event of Default”):

a. Any representation or warranty made by Company in this Agreement or in connection with any Warrant or Note, or in any financial statement, or any other statement furnished by Company to Lender is untrue in any material respect at the time when made or becomes untrue.

b. Default by Company in the observance or performance of any other covenant or agreement contained in this Agreement.

Loan Agreement

c. Default by Company under the terms of any Note or Warrant or any other third party note or warrant that exceeds a value of $250,000.

d. Filing by Company of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e. Filing of an involuntary petition against Company in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded or undischarged.

f. Company liquidates, transfers, sells or assigns substantially its assets or elects to wind down its operations or dissolve.

g. The Company fails to maintain irrevocable TA instruction or file with the Company’s transfer agent along with a reserve of common shares sufficient to satisfy the Note based on a then hypothetical conversion scenario per the terms of the Note.

h. The Company fails to maintain DTC or DWAC eligibility.

i. The Company fails to stay current in its SEC reporting obligations or maintain its continued listing of the Company’s common stock on NASDAQ Global Market.

j. The Company fails to deliver Lender the shares of Common Stock rightfully listed in any Conversion Notice or any Warrants Exercise Notice within three (3) business days.

k. The Company breaches any other agreement it has with Lender or his assigns.

l. The Company interferes with Lender’s or its assigns’ efforts to remove the restrictive legend from the Common Stock issued as a result of conversion of any Note when Lender or his assign has provided a reasoned attorney opinion letter opining that the shares are eligible to have the legend removed pursuant to Rule 144 or otherwise.

12. REMEDIES. There will be no cure period available for the Event of Default as defined in subsection 11(d) and 11(e); Upon the occurrence of any Event of Default, and provided such Event of Default as defined in subsection 11(a) through 11(c), and 11(f) through 11(l), has not been cured by the Company within five (5) business days after the occurrence of such Event of Default (except a payment default of any interest, principal and/or other amount when due, of which no cure period is available), the Holder, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, immediately due and payable (without advanced notice as may otherwise by required hereunder); provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Holder shall also have all other remedies available under law and equity. There shall be a late charge equal to 10% of the amount of any unpaid principal plus any interest accrued as of the due date.

Loan Agreement

13. NOTICE. Any and all notices, demands, advance requests or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if (i) personally served, (ii) sent by email on the date such email is sent (provided confirmation of such email being sent is provided upon request) (iii) deposited in the United States mail, postage prepaid, return receipt requested, or (iv) by facsimile with confirmation receipt. Notice hereunder is to be given as follows:

If to the Company:

TRUGOLF, INC.

60 North 1400 West

Centerville, UT 84014

Attn: Chris Jones

If to the Lender:

Ronin Equity Partners, Inc.

Unit 2101 Dallas, TX 75204

United States

Attn: Jacob Cohen

14. GENERAL PROVISIONS. All representations and warranties made in the Transaction Documents shall survive the execution and delivery of this Agreement and the making of any Loans hereunder. This Agreement will be binding upon and inure to the benefit of Company and Lender, their respective successors and assigns.

15. ENTIRE AGREEMENT. The Transaction Documents contain the entire agreement of the parties and supersedes and replaces all prior discussions, negotiations and representations of the parties. No party shall rely upon any oral representations in entering into this agreement, such oral representations, if any, being expressly denied by the party to whom they are attributed and it being the intention of the parties to limit the terms of this Agreement to those matters contained herein in writing. However, incorporated Note shall be deemed controlling at all times with regards to any inconsistent or changed terms or amendments contained therein.

16. BINDING EFFECT. This agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. Lender may assign their rights hereunder without prior permission from the Company.

17. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law provisions. All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall only be heard in any competent court residing in Clark County, Nevada. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Lender shall only be brought in such courts.

18. ATTORNEYS FEES. In the event the Lender hereof shall refer this Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Lender’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

19. AMENDMENT. The terms of this Agreement may not be amended, modified, or eliminated without written consent of the parties.

20. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

21. CONSTRUCTION. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

22. FURTHER ASSURANCES. Each party hereto agrees to do all things, including execute, acknowledge and/or deliver any documents which may be reasonably necessary, appropriate or desirable to effectuate the transactions contemplated herein pursuant to terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto enter into this Loan Agreement which is effective as of the date first written.

Company:		Lender:

TRUGOLF INC.		RONIN EQUITY PARTNERS, INC.

By:	/s/ Chris Jones	By:	/s/ Jacob Cohen
Name:	Chris Jones	Name:	Jacob Cohen
Title:	Chief Executive Officer	Title:	President & CEO

Loan Agreement

Exhibit A

CONVERTIBLE PROMISSORY NOTE FORM

Up to $300,000.00	May 25, 2022
“Principal”	“Effective Date”

FOR VALUE RECEIVED, TRUGOLF, INC., a Nevada corporation, its successors and assigns (the “Company”), hereby promises to pay to Ronin Equity Partners Inc., a Florida corporation, or its successors or assigns (the “Holder”), in immediately available funds, the total principal sum of up to Three Hundred Thousand Dollars ($300,000.00) with a 15% original issuance discount, in accordance with the terms of this Convertible Promissory Note (this “Note”). Unless converted pursuant to Section 4, the principal hereof and any unpaid accrued interest thereon shall be due and payable upon demand by Holder in accordance with Section 1, (unless such payment date is accelerated as provided in Section 8). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 9 hereof, or as otherwise directed by Holder. Interest on the unpaid principal balance of this Note shall accrue from the date funds have been advanced and shall continue to accrue until all unpaid principal and interest is paid in full. Interest shall be calculated at the simple rate of ten percent per annum (10%).

1.	DEMAND LOAN. At such times, and in such amounts as requested by the Company, Holder shall loan the Company up to $300,000.00 with a 15% original issuance discount solely for its expenses related to the Company’s initial public offering and listing of its common stock (the “Common Stock”) on the NASDAQ Global Market or other national exchange (the “Uplisting”). Each such loan by the Holder to the Company shall be referred to as a “Loan Advance”. The date and amount of each Loan Advance, and the total of all Loan Advances, will be recorded and updated on Exhibit A, which is attached hereto and incorporated herein. Any loans or other advances made by Holder to the Company which are not recorded in Exhibit A will not be considered a part of this Note. The outstanding principal amount of all Loan Advances (the “Principal Amount”), together with accrued interest thereon, shall be due nine months from the Effective Date (“Maturity Date”). The Company shall have three (3) days after the Maturity Date to deliver payments to the Holder. Notwithstanding the foregoing, the Company agrees to apply all proceeds from its intended initial public offering under the Securities Act of 1933 to repayment of this Note until it has been paid in full, and further agrees to use commercially reasonable efforts to file and have qualified such initial public offering in a timely manner.

2.	PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, without penalty; provided, that it shall provide Holder with fifteen (15) days’ advanced written notice of its intent to prepay this Note. Holder shall have the option to elect to convert this Note in accordance with the terms of this Note at any time prior to the Company’s prepayment.

3.	TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event, the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note. This Note shall not be transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company.

Loan Agreement

4.	CONVERSION .

4.1 Conversion Rights. The Holder shall have the right, at any time on or after the Issuance Date prior to the Maturity Date to convert all or any portion of the then outstanding and unpaid Principal Amount and accrued interest (including any Default Interest) thereon into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the then outstanding shares of Common Stock. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations on conversion may be waived (up to 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior written notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The Holder shall exercise its rights to conversion pursuant to this Section 4.1(a) by delivering to the Company a written notice of its election to so convert in the form attached hereto as Exhibit B (the “Notice of Conversion”), delivered by the Holder to the Company; provided that the Notice of Conversion is submitted by e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the Principal Amount to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such Principal Amount at the Interest Rate to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2).

4.2 Conversion Price.

(a) Calculation of Conversion Price. The per share conversion price (the “Conversion Price”) into which Principal Amount and accrued interest (including any Default Interest) thereon under this Note shall be convertible into shares of Common Stock hereunder shall be equal to 70% multiplied by the lower of (1) the volume weighted average of the closing sales price of the Common Stock on the date that the Uplisting is successfully consummated or (2) the lowest closing price for the five trading days following the date of Uplisting, not including the Uplisting day (subject to adjustment as provided herein) if an Uplisting has occurred on or before 3:30 p.m. ET on December 31, 2022; provided, further, and notwithstanding the above calculation of the Conversion Price, if, prior to the repayment or conversion of this Note, in the event the Company consummates a registered or unregistered primary offering of its securities for capital raising purposes (a “Primary Offering”), the Holder shall have the right, in its discretion, to (x) demand repayment in full of an amount equal to any outstanding Principal Amount and interest (including Default Interest) under this Note as of the closing date of the Primary Offering or (y) convert any outstanding Principal Amount and interest (including any Default Interest) under this Note into Common Stock at the closing of such Primary Offering at a Conversion Price equal to the lower of (i) the Conversion Price and (ii) a 30% discount to the offering price to investors in the Primary Offering. The Company shall provide the Holder no less than three (3) business days’ notice of the anticipated closing of a Primary Offering and an opportunity to exercise its conversion rights in connection therewith. To the extent the Conversion Price is below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law, provided however that the Company agrees to honor all conversions submitted pending this increase. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. In the event the Company has a “DTC Chill” on its shares, an additional discount of 10% shall apply to the Conversion Price while such “DTC Chill” is in effect.

Loan Agreement

(b) Conversion Price During Major Announcements. Notwithstanding anything contained in Section 4.2(a) to the contrary, in the event the Company (i) makes a public announcement that it intends to be acquired by, consolidate or merge with any other corporation or entity (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company; or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Common Stock (or any other takeover scheme) (any such transaction referred to in clause (i) or (ii) being referred to herein as a “Change in Control” and the date of the announcement referred to in clause (i) or (ii) is being referred to herein as the “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price and (y) a 25% discount to the Acquisition Price (as defined below) provided, that, the Conversion Price (as adjusted pursuant to this Section 4.2(b)) shall never be less than a price that is the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of this Note; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Note. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 4.2(a). For purposes hereof, “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed Change in Control for which a public announcement as contemplated by this Section 4.2(b) has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed Change in Control which caused this Section 4.2(b) to become operative. For purposes hereof, “Acquisition Price” shall mean a price per share of Common Stock derived by dividing (x) the total consideration (in cash, equity, earn-out or similar payments or otherwise) paid or to be paid to the Company or its shareholders in the Change in Control transaction by (y) the number of authorized shares of Common Stock outstanding as of the business day prior to the Announcement Date.

4.3 Authorized and Reserved Shares. The Company covenants that at all times until the Note is satisfied in full, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of a number of Conversion Shares equal to the sum of (i) the number of Conversion Shares issuable upon the full conversion of this Note (assuming no payment of Principal Amount or interest) as of any issue date (taking into consideration any adjustments to the Conversion Price pursuant to Section 2 hereof or otherwise) multiplied by (ii) two (2) (the “Reserved Amount”). In the event that the Company shall be unable to reserve the entirety of the Reserved Amount (the “Reserve Amount Failure”), the Company shall promptly take all actions necessary to increase its authorized share capital to accommodate the Reserved Amount (the “Authorized Share Increase”), including without limitation, all board of directors actions and approvals and promptly (but no less than 60 days following the calling and holding a special meeting of its shareholders no more than 60 days following the Reserve Amount Failure to seek approval of the Authorized Share Increase via the solicitation of proxies. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions. The Company represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of Conversion Shares into which this Note shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Conversion Shares or instructions to have the Conversion Shares issued, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or cause the Company to electronically issue shares of Common Stock to execute and issue the necessary certificates for the Conversion Shares or cause the Conversion Shares to be issued in accordance with the terms and conditions of this Note.

Loan Agreement

If, at any time the Company does not maintain the Reserved Amount it will be considered an Event of Default under this Note.

5.	CONVERSION COST REIMBURSEMENT. The Company agrees to reimburse the Holder’s certificate processing cost by adding $1,000 to the Principal for each Conversion effected by Holder.

6.	COMMON SHARE ISSUANCE. Upon receipt by the Company of a written request from Holder to convert any amount due under any Note, subject to any limitations on conversion contained in any Note, the Company shall have five (5) business days (“Delivery Date”) to request issuance of the shares of Common Stock issuance pursuant to such Conversion. If the Company fails to timely deliver the shares through willful failure or deliberate hindrance, the Company shall pay to Holder in immediately available funds $500.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth day of the month following the month in which they accrued or, at the option of Holder, may be added to the principal under any Note. The Company agrees that the right to convert the Notes is a valuable right to Holder and a material consideration of it entering this Note. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Holder due to any such breach. The parties agree that this Section is not intended to in any way limit Holder’s right to pursue other remedies, including actual damages and/or equitable relief.

7.	ADJUSTMENTS. In case the Company shall at any time prior to the earlier of (1) conversion of the Note, or (2) payment inn full of all Principal and accrued interest thereof, effect a recapitalization, reclassification, stock dividend, stock split or reverse split of its Common Stock, then, upon the effective date thereof, the number of shares of Common Stock into which this Note is convertible and the Conversion Price (as applicable) shall be proportionately adjusted.

8.	DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

a)	The non-payment, when due or upon demand, of any principal or interest pursuant to this Note;

b)	The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 8(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

c)	The breach of any covenant or undertaking of the Company, not otherwise provided for in this Section 8;

d)	The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature;

e)	The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company;

f)	The Company liquidates, transfers, sells or assigns substantially all of its assets or elects to wind down its operations or dissolve;

g)	The Company fails to maintain irrevocable TA instruction or file with the Company’s transfer agent or switches transfer agents without at least twenty (20) day’s prior written notice to Holder after the Company has engaged in a transfer agent engaged;

h)	The Company fails to maintain DTC or DWAC eligibility;

Loan Agreement

i)	The Company is not current in its periodic filings with either NASDAQ Global Market or Securities and Exchange Commission, as applicable;

j)	The Company fails to deliver the Holder and/or its assigns the shares of Common Stock rightfully listed in the Conversion Notice within five (5) business days.

k)	The Company defaults on any other debt exceeding a value of $250,000.

l)	The Company breaches any other agreement it has with Holder or its assigns.

m)	The Company interferes with Holder’s or its assigns’ efforts to remove the restrictive legend from the Common Stock issued as a result of conversion of the Note when Holder or its assign has provided an attorney opinion letter opining that the shares are eligible to have the legend removed pursuant to Rule 144 or otherwise.

There will be no cure period available for the Event of Default as defined in Section 8(d) and 8(e); Upon the occurrence of any Event of Default, and provided such Event of Default as defined in Section 8(a) through 8(c), and 8(f) through 8(m), has not been cured by the Company within five (5) business days after the occurrence of such Event of Default (except a payment default of any interest, principal and/or other amount when due, of which no cure period is available), the Holder, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, immediately due and payable (without advanced notice as may otherwise by required hereunder); provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Holder shall also have all other remedies available under law and equity. There shall be a late charge equal to 10% of the amount of any unpaid principal plus any interest accrued as of the due date. Following an Event of Default, the outstanding Principal Amount shall begin to accrue interest at 18% per annum or the highest interest rate currently allowable under Nevada law for loans of this amount (the “Default Interest Rate”). In the event of any changes under Nevada law relating to the increases or decreases of allowable interest rates, this Note will be changed to the highest amount allowable under Nevada law without notification or further ratification.

Upon the occurrence of any Default or Event of Default, the Holder at any time, at its sole discretion, may elect to immediately (without prior notice) convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company, according to the terms of this Note.

9.	NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile transmission. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day.

If to the Company:

TRUGOLF, INC.

60 North 1400 West

Centerville, UT 84014

Attn: Chris Jones

Loan Agreement

If to the Holder:

Ronin Equity Partners, Inc.

Unit 2101 Dallas, TX 75204

United States

Attn: Jacob Cohen

10.	REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Disclosure. Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

11.	REPRESENTATIONS AND WARRANTIES BY HOLDER. Holder, by its acceptance of this Note, represents and warrants to Company as follows:

(a)	Holder is acquiring the Note with the intent to hold as an investment and not with a view of distribution.

(b)	Holder is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Holder has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Note, and has no need for liquidity in such investment. Holder, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Holder, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Note.

(c)	Holder acknowledges and agrees that it is purchasing the Note hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

(d)	Holder has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Note or the transactions contemplated hereby. Holder acknowledges and agrees that neither the Company nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited Holder to enter into this Note and consummate the transactions described in this Note.

Loan Agreement

12.	SUCCESSION AND ASSIGNABILITY. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Holder may assign any of his or its rights, interests, or obligations hereunder on his or its own discretion with written approval from the Company.

13.	GOVERNING LAW, CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law provisions. All disputes arising out of or in connection with this Note, or in respect of any legal relationship associated with or derived from this Note, shall only be heard in any competent court residing in Clark County, Nevada. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Holder shall only be brought in such courts.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.	ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, including reasonable attorney’s fees.

15.	CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the Principal Amount of this Note.

Loan Agreement

16.	SEVERABILITY. If any portion of this Note is declared by a court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Note, and the remaining part shall remain in full force and effect as if no such invalid or unenforceable provisions had been a part of this Note.

17.	WAIVER. Holder shall not be deemed to have waived any rights under this Note unless such waiver is given in a dated writing signed by Holder. No delay or omission on the part of Holder in exercising any right pursuant to this Note shall operate as a waiver of such right or any other right. A waiver by Holder of any provision of this Note or of any rights against any individual, entity or collateral shall not prejudice or constitute a waiver of strict compliance of any other provision of this Note by any other individual or entity. No prior waiver by Holder or course of dealing between Holder and any individual or entity collectively constituting the Company shall constitute a waiver of any rights of Holder or of any obligations pursuant to this Note.

18.	This Note constitute the entire agreement between the parties relating to the subject matter hereof, and may not be altered or amended except by written agreement signed by the parties.

In witness whereof, the below parties signed and sealed this Note as of above date written.

TRUGOLF, INC. (“COMPANY”)		RONIN EQUITY PARTNERS, INC. (“HOLDER”)

By:	/s/ Chris Jones	By:	/s/ Jacob Cohen
Name:	Chris Jones	Name:	Jacob Cohen
Title:	Chief Executive Officer	Title:	President & CEO

Loan Agreement

Exhibit A

TRUGOLF, INC.

Ronin Equity Partners Inc.

Schedule of Loan Advances (Additional Sheets may be Attached if Necessary)

Date of Loan Advance	Amount of Loan Advance	Total of all Loan Advances Owed by Company (Excluding Interest)	Initials of Note Holder Representative	Initials of Authorized Company Representative

Loan Agreement

EXHIBIT B -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $____________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of TRUGOLF, INC., a Utah corporation (the “Company”), according to the conditions of the Convertible Promissory Note of the Company dated as of May 25, 2022 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

☐

The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Ronin Equity Partners, Inc. 7951 SW 6th Street, Suite 216 Plantation, Florida 33324

Date of Conversion:
Applicable Conversion Price:	$
Costs Incurred by the Undersigned to Convert the Note into Shares of Common Stock:	$
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note:
Amount of Principal Balance Due remaining Under the Note after this conversion:

By:

Name:

Title:

Date:

Loan Agreement

EXHIBIT B

WARRANT FORM

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

---------------------------------------

COMMON STOCK PURCHASE WARRANT

Number of shares: 350,000	Holder: Ronin Equity Partners, Inc.

Exercise Price per Share: $2.00	Warrant No. 2022 - 001

Expiration Date: May 25, 2027	Issue Date: May 25, 2022

FOR VALUE RECEIVED, TRUGOLF, INC., a Nevada corporation (the “Company”), hereby certifies that Ronin Equity Partners, Inc., or its designated assigns (the “Warrant Holder”), is entitled to purchase the securities set forth below.

This Warrant entitles the Warrant Holder to purchase from the Company at any time after the Issue Date and before the Expiration Date THREE HUNDRED FIFTY THOUSAND (350,000) shares (the “Warrant Shares”) of common stock (the “Common Stock”) of the Company at an exercise price of TWO DOLLAR (US$2.00) per share (as adjusted from time to time as provided in Section 7 hereof, the “Exercise Price”), at any time and from time to time from and after the Issue Date and through and including 5:00 p.m. New York time on the Expiration Date.

This Warrant is being issued pursuant to the terms of that certain Loan Agreement, dated as of May 25, 2022 by and between the Company and the Warrant Holder, (the “Loan Agreement”). Capitalized terms used herein but not otherwise defined herein, shall have the meanings given to them in the Loan Agreement. This Warrant shall be cashless until the underlying common shares are registered by the Company in an effective registration statement.

Loan Agreement

This Warrant is subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, unless provided notice to the contrary in accordance herewith.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Warrant Shares that may be issued upon the due exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of this Warrant, or any portion of this Warrant, in the Warrant Register, upon delivery by the Warrant Holder to the Company, pursuant to Section 10 of (i) this Warrant, and (ii) a duly completed and executed written assignment. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

Loan Agreement

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange, and will have the same Expiration Date as the original Warrant for which the New Warrant was exchanged.

5. Exercise of Warrants.

a. Exercise of this Warrant shall be made upon delivery to the Company pursuant to Section 10, of (i) this Warrant; (ii) a duly completed and executed election notice, in the form attached hereto (the “Election Notice”) and (iii) payment of the Exercise Price. Payment of the Exercise Price may be made at the option of the Warrant Holder either (a) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to Exercise Price per share in effect at the time of exercise multiplied by the number of Warrant Shares specified in the Election Notice, or (b) through a cashless exercise provided in Section 5(b) below. The Company shall promptly (but in no event later than three (3) business days after the “Date of Exercise,” as defined herein) issue or cause to be issued and cause to be delivered to the Warrant Holder in such name or names as the Warrant Holder may designate in the Election Notice, a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. All Warrant Shares delivered to the Warrant Holder the Company covenants, shall upon due exercise of this Warrant, be duly authorized, validly issued, fully paid and non-assessable.

b. If the closing price per share of the Common Stock (as quoted by the Nasdaq Capital Market or other principal trading market, if applicable) reported on the day immediately preceding the Date of Exercise (the “Fair Market Value”) of one share of Common Stock is greater than the Exercise Price of one Warrant Share (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Warrant Holder may elect to receive that number of Warrant Shares computed using the following formula:

X=Y (A-B)

A

Where X= the number of shares of Common Stock to be issued to the Warrant Holder

Y= the number of shares of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A= Fair Market Value

B= Exercise Price (as adjusted to the date of such calculation)

Loan Agreement

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued. This cashless exercise provision shall not be available to the Warrant Holder if there is an effective registration statement on file with the SEC covering the shares underlying the Warrants and such registration statement stays effective.

c. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), (ii) the Election Notice (or attached to such New Warrant) appropriately completed and duly signed, and (iii) payment of the Exercise Price (if this Warrant is exercised on a cash basis) for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

d. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election to Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

e. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed 4.9% of its total issued and outstanding Common Stock or voting shares. Upon not less than sixty-one (61) days advance written notice, at any time or from time to time, the Warrant Holder at its sole discretion, may waive this provision of this Warrant.

f. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed 9.9% of its total issued and outstanding Common Stock or voting shares.

g. Mandatory Exercise. This Warrant shall be exercised to shares of common stock of the Company at the Exercise Price when the Company’s common stock closes at a price of $4.00 per share or higher for a period of 30 consecutive trading days and if the Registration Statement covering the shares underlying the Warrants is still effective, subject to the limit of Warrant Holder’s beneficial ownership set forth in this Section 5(e) and 5(f).

Loan Agreement

6. Common Share Issuance. Upon receipt by the Company of a written request from Warrant Holder to exercise any portion of any Warrant, subject to any limitations on exercise contained in any Warrant, the Company shall have three (3) business days (“Delivery Date”) to request issuance of the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares through willful failure or deliberate hindrance, the Company shall pay to Warrant Holder in immediately available funds $1,000.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued. The Company agrees that the right to exercise its Warrants is a valuable right to Warrant Holder and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Warrant Holder due to any such breach. The parties agree that this Section is not intended to in any way limit Warrant Holder’s right to pursue other remedies, including actual damages and/or equitable relief.

7. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant). The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Warrant.

b. Exercise Price Adjustment. If at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Holder, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the exercise price of the Warrant Shares is $2.00, and if the Company sells Common Stock at $1.00 per share at any time after the date hereof, then the Exercise Price of Holder’s Warrant Shares would be adjusted to $1.00. Notwithstanding, the Exercise Price may not exceed $2.00 per share in any case. This Section shall not apply to an Exempt Issuance as defined in the Loan Agreement.

Loan Agreement

c. Adjustments for Stock Dividends; Combinations, Etc. In case the Company shall do any of the following (an “Event”):

(i) declare a dividend or other distribution on its Common Stock payable in Common Stock of the Company,

(ii) subdivide the outstanding Common Stock pursuant to a stock split or otherwise, or

(iii) reclassify its Common Stock,

then the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any such Event; however, there shall be no adjustment to the Exercise Price or issuable Warrant Shares in the event of a reverse stock split or other reduction in the authorized Common Stock of the Company.

d. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

8. Registration Rights. If, after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Warrant Holder written notice of such determination and, unless the Warrant Holder objects to the registration of the Warrant Shares or any part thereof in writing within ten (10) calendar days after receipt of such notice, the Company shall include in such registration statement all of the Warrant Shares, subject to customary cutbacks applicable to all holders of registration rights. To the extent not all of the Warrant Shares may be included for registration in the registration statement, as a result of the Commission’s application of Rule 415 under the 1933 Act, priority in such registration statement will be given to the other Common Stock included therein in preference to the Warrant Shares except no preference shall be given to shares held by affiliates. The obligations of the Company under this Section may be waived by the Warrant Holder. Notwithstanding anything to the contrary herein, the registration rights granted to the Warrant Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Rule 144 of the 1933 Act.

9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

Loan Agreement

10. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are (a) delivered if delivered in person or (b) sent, if sent by email; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

TRUGOLF, INC.

60 North 1400 West

Centerville, UT 84014

Attn: Chris Jones

If to the Warrant Holder:

Ronin Equity Partners, Inc.

Unit 2101 Dallas, TX 75204

United States

Email Address: jcohen@roninequity.com

Attn: Jacob Cohen

11. Miscellaneous.

a. This Warrants is being granted pursuant to the terms of that certain Loan Agreement dated as of May 25, 2022 by and between the Company and the Warrant Holder. If not otherwise defined herein, all capitalized terms herein shall have the meanings given to them in the Loan Agreement. Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the Loan Agreement are incorporated herein by reference. To the extent that there is a conflict between any condition, term or provision of this Warrant and the Loan Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Loan Agreement.

b. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder. Holder may assign this Warrant only with written consent from the Company but in accordance with the restrictions herein.

c. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

Loan Agreement

d. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof.

e. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

f. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

g. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

TRUGOLF, INC.

By:	/s/ Chris Jones
Name:	Chris Jones
Title:	Chief Executive Officer

Loan Agreement

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: TRUGOLF, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

☐	________ shares of the Common Stock covered by such Warrant; or

☐	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth therein.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

☐	$__________ in lawful money of the United States; and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

☐	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 5 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 5.

After application of the cashless exercise feature as described above, _____________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Name of Warrant Holder:

(Print)
(By:)
(Name:)
(Title:)

Signatures must conform in all respects to the name of the Warrant Holder on the face of the Warrant.